                                                                     Exhibit 1.2

                                Pricing Agreement

Credit Suisse First Boston Corporation
Eleven Madison Avenue
5th Floor
New York, New York 10010
and
J.P. Morgan Securities Inc.
270 Park Avenue
10th Floor
New York, New York 10017

As Representatives of the several
     Underwriters named on Schedule I hereto

                                                                 August 20, 2002

Ladies and Gentlemen:

            SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 20, 2002 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc., on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of August 1, 2002 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of August 1, 2002 (the "Indenture"), between the Trust and Deutsche Bank Trust Company Americas, as trustee (the "Indenture Trustee").

            Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

           The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

           An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

           Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

           During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including August 29, 2002, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

           Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

           If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                     Very truly yours,

                                     SLM Funding Corporation
                                     By:  /s/ MARK L. HELEEN
                                         --------------------------------
                                         Name:  Mark L. Heleen
                                         Title: Vice President

                                     Student Loan Marketing Association
                                     By:  /s/ MICHAEL E. SHEEHAN
                                         --------------------------------
                                         Name:  Michael E. Sheehan
                                         Title: Vice President

Accepted as of the date hereof:

Credit Suisse First Boston Corporation

By: /s/ JONATHAN CLARK
    -----------------------------
    Name: Jonathan Clark
    Title: Director

J.P. Morgan Securities Inc.

By: /s/ ANTHONY HERMANN
    -----------------------------
    Name: Anthony Hermann
    Title: Vice President

                                                                                  SCHEDULE I

                                                                 Amount of Designated Securities to be Purchased

    Underwriter                            Class A-1      Class A-2      Class A-3      Class A-4L      Class A-4CP      Class B
Credit Suisse First Boston Corporation    $ 46,800,000   $71,150,000   $ 45,300,000    $ 36,550,000    $ 60,000,000    $ 8,000,000

J.P. Morgan Securities Inc.               $ 46,800,000   $71,150,000   $ 45,300,000    $ 36,550,000    $ 60,000,000    $ 8,000,000

Banc of America Securities LLC            $ 46,800,000   $71,150,000   $ 45,300,000    $ 36,550,000    $ 60,000,000    $ 8,000,000

Morgan Stanley & Co. Incorporated         $ 46,800,000   $71,150,000   $ 45,300,000    $ 36,550,000    $ 60,000,000    $ 8,000,000

Wachovia Securities, Inc.                 $ 46,800,000   $71,150,000   $ 45,300,000    $ 36,550,000    $ 60,000,000    $ 8,000,000

Total                                     $234,000,000   $71,150,000   $226,500,000    $182,750,000    $300,000,000    $40,000,000
                                          ============   ===========   ============    ============    ============    ===========

                                   SCHEDULE II

Title of each Class of Designated Securities:

              Floating Rate Class A-1 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-1")
              Floating Rate Class A-2 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-2")
              Floating Rate Class A-3 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-3")
              Floating Rate Class A-4L Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-4L")
              Floating Rate Class A-4CP Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-4CP")
              Floating Rate Class B Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class B")

Aggregate principal amount of each Class:

              Class A-1:    $234,000,000
              Class A-2:    $355,750,000
              Class A-3:    $226,500,000
              Class A-4L:   $182,750,000
              Class A-4CP:  $300,000,000
              Class B:      $ 40,000,000


Price to Public of each Class:

              Class A-1:    100.00%
              Class A-2:    100.00%
              Class A-3:    100.00%
              Class A-4L:   100.00%
              Class A-4CP:  100.00%
              Class B:      100.00%

Purchase Price by Underwriters of each Class:

              Class A-1:    99.830%
              Class A-2:    99.800%
              Class A-3:    99.775%
              Class A-4L:   99.750%
              Class A-4CP:  99.750%
              Class B:      99.700%

Specified funds for payment of purchase price:  Same Day Funds

Indenture: Indenture, dated as of August 1, 2002, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2002-5, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

Maturity:

              Class A-1: September 2007 Distribution Date Class A-2: September 2010 Distribution Date
              Class A-3:    June 2012 Distribution Date
              Class A-4L: September 2018 Distribution Date Class A-4CP: September 2018 Distribution Date Class B: September 2024 Distribution Date

Interest Rate:

              Class A-1:    interpolated 3/4-month LIBOR* plus 0.00%
              Class A-2:    interpolated 3/4-month LIBOR* plus 0.03%
              Class A-3:    interpolated 3/4-month LIBOR* plus 0.10%
              Class A-4L:   interpolated 3/4-month LIBOR* plus 0.15%
              Class A-4CP:  3-month CP plus 0.23%
              Class B:      interpolated 3/4-month LIBOR* plus 0.43%

----------------
* As to initial Accrual Period; thereafter, Three-month LIBOR.

Form of Designated Securities:      Book-Entry (DTC)

Time of Delivery: August 29, 2002

Closing location for delivery of Designated Securities:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

Names and addresses of Representatives:

     Designated Representatives:     Credit Suisse First Boston Corporation

       Address for Notices, etc.:    Credit Suisse First Boston Corporation
                                     Eleven Madison Avenue
                                     5th Floor
                                     New York, New York 10010
                                     Attn:

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